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			EXHIBIT 10.06

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		    GUARANTEE OF COMPLETION

	  This GUARANTEE OF COMPLETION ("Completion Guarantee") is made this 13 day of October, in favor of the St. Louis County
Port Authority, a public body corporate and politic of the State of Missouri ("Landlord").

	  WHEREAS, Southboat Limited Partnership, a Missouri limited partnership ("Tenant") has entered into a Lease and Development Agreement with Landlord dated the date hereof (the
"Lease");

	  WHEREAS, terms defined in the Lease and used herein shall have the same meaning herein as so defined;

	  WHEREAS, Guarantor is the parent company of Showboat
Lemay, Inc., a Nevada corporation, the general partner of Tenant;

	  WHEREAS, under certain circumstances, which are specifically set forth herein and in the Lease, Guarantor has agreed to assure the completion of the Project;

	  NOW, THEREFORE, in consideration of the foregoing, and for such good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor and Landlord covenant and agree as follows:

	  1. The terms used in the Lease shall have the same meaning herein, unless otherwise defined.

	  2. If Tenant shall abandon the Project after the commencement of the Work for a period of more than thirty (30) days after receipt of notice from Landlord concerning same, then Guarantor unconditionally agrees to complete, or to cause the completion of, the Project.

	  3. Guarantor agrees to indemnify and hold Landlord harmless from and against any and all losses, costs, claims, damages, liabilities and expenses, including but not limited to reasonable attorneys' fees, which Landlord sustains by reason of Guarantor's failure to cause completion of the Project. Landlord will notify Guarantor in writing of any legal proceeding brought against Landlord for which Landlord will seek indemnification and Guarantor shall have the right to intervene in any such proceeding.

	  4. Guarantor hereby agrees that in the event of the failure of Guarantor to complete the Project, Landlord shall be entitled to enforce the obligations of Guarantor hereunder upon thirty (30) days prior written notice to Guarantor. Upon the

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failure of Guarantor to comply with its covenants contained herein, Landlord may, without waiving or releasing Guarantor from its obligations hereunder, and without prejudice to any other right or remedy of Landlord, perform such covenant or agreement in respect of which there shall be a default hereunder and in that regard pay such money as may be required. Any such monies paid by Landlord, as aforesaid, together with interest thereon at at the rate of two percent (2%) in excess of the from time to time publicly announced corporate base rate of interest of The Boatmen's National Bank of St. Louis, shall be due and payable by Guarantor to Landlord upon demand.

	  5. No delay on the part of Landlord in exercising Landlord's rights, powers and privileges or partial or single exercise thereof under this Completion Guarantee shall operate as a waiver of any such rights, powers or privileges. No waiver of any of its rights, powers of privileges hereunder, and no modifications of amendment of this Completion Guarantee, shall be deemed to be made by Landlord unless the same shall be in writing, duly signed on behalf of Landlord, by a duly authorized officer, and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Landlord or the obligations of Guarantor to Landlord in any other respect at any other time.

	  6. All rights, powers, privileges and remedies afforded to Landlord by reason of this Completion Guarantee are separate and cumulative rights, powers, privileges and remedies and no one such right, power, privilege and remedy whether or not exercised by Landlord shall be deemed to exclude any of the other rights, powers, privileges and remedies available to Landlord nor prejudice the availability of any other legal or equitable remedy which Landlord may have under the Lease or in the Project.

	  7. This Completion Guarantee shall be construed and interpreted in accordance with, and all disputes hereunder and thereunder shall be governed by, the laws of the State of Missouri. Landlord may bring any action or proceeding to enforce or arising out of this Completion Guarantee in any court of competent jurisdiction. Any action or proceeding brought by the Guarantor arising out of this Completion Guarantee shall be brought solely in in the United States District Court for the Eastern District of Missouri. If Landlord commences an action in either of such courts, Guarantor hereby agrees that it will submit to the personal jurisdiction of such court and will not attempt to have such action dismissed, abated or transferred on the ground of FORUM NON CONVENIENS.

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	  8.   This Completion Guarantee shall not be affected
and the liability of the Guarantor shall not be extinguished or diminished by Landlord's receipt, application or release of security given for the performance and observation of the covenants and conditions in the Lease to be performed or observed by Tenant, its successors and assigns, including any sums paid by Guarantor under the Guarantee of Minimum Rent issued by Guarantor to Landlord on the date hereof (the "Rent Guarantee"), by the cessation from any cause whatsoever of the liability of Tenant, its successors and assigns, by reason of sums paid or payable to Landlord from the proceeds of any insurance policy or condemnation award (except in the event of termination of the Lease incident to condemnation), or by any extensions, renewals, amendments, indulgences, modifications, transfers or assignments in whole or in part of the Lease, whether or not notice thereof is given to Guarantor.

	  9. All of the terms, covenants, warranties and conditions contained in this Completion Guarantee shall be binding upon and inure to the sole and exclusive benefit of the parties hereto and their respective heirs, executors and administrators, successors and assigns.

	  10. This Completion Guarantee shall terminate only at such time as the Project is finally and fully completed pursuant to the Plans and all obligations of Tenant in respect of the completion of the Work and of Guarantor hereunder have been fully paid or met to the reasonable satisfaction of Landlord.

	  11. This Completion Guarantee contains the entire understanding between the Guarantor and Landlord and supersedes any prior understandings or agreements between them whether written or oral. There are no representations, agreements, arrangements or understandings (whether oral or written), between or among the parties hereto relating to the subject matter hereof which are not fully expressed herein. This Completion Guarantee may not be amended without the written consent of each party hereto.

	  12. Unless otherwise indicated differently, all notices, payments, requests, reports, information or demands which any party hereto may desire or may be required to give to any other party hereunder, shall be in writing and shall be personally delivered or sent by telegram, telex, telecopier or first-class certified or registered United States mail, postage prepaid, return receipt requested, and sent to the party at its address appearing below or such other address as party shall hereafter inform the other party hereto by written notice given as aforesaid:

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	  If to Guarantor:       Showboat, Inc.
						2800 Fremont Street
						Las Vegas, Nevada 89104
						Attention:  H. Gregory Nasky

	  With a copy to:        Kummer Kaempfer Bonner Renshaw
						Seventh Floor
						3800 Howard Hughes Parkway
						Las Vegas, Nevada 89109
						Attention:  John N. Brewer

	  If to Landlord:        St. Louis County Port Authority
						Economic Council of St. Louis
							County
						121 South Meramec, Suite 900
						Clayton, Missouri 63105
						Attention:  Director of Real Estate

	  With copies to:        Economic Council of St. Louis
							County
						121 South Meramec, Suite 900
						Clayton, Missouri 63105
						Attention:  General Counsel

						St. Louis County
						41 South Central
						Clayton, Missouri 63105
						Attention: County Counselor

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	  All notices, payments, requests, reports, information
or demands so given shall be deemed effective upon receipt, or if mailed, upon receipt or the expiration of the third day following the date of mailing, whichever occurs first, except that any notice of change in address shall be effective only upon receipt by the party to whom said notice is addressed.

	  IN WITNESS WHEREOF, the Guarantor and Landlord have caused this Completion Guarantee to be executed by its duly authorized signatories as of the day and year first above written.

GUARANTOR:                         LANDLORD:

SHOWBOAT, INC., a                  ST. LOUIS COUNTY PORT AUTHORITY
Nevada corporation


By:_/s/______________              By:_/s/_____________________
	H. Gregory Nasky
	Secretary